Exhibit 5.1

Reed Smith LLP

599 Lexington Avenue

New York, NY 10022-7650

212.521.5400

Fax 212.521.5450

May 25, 2012

Heidrick & Struggles International, Inc.

233 South Wacker Drive, Suite 4200

Chicago, IL 60606

Ladies and Gentlemen:

We have acted as counsel for Heidrick & Struggles International, Inc., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 1,971,528 shares of common stock, $0.01 par value per share, of the Company (the “Shares”) issuable under the Company’s 2012 Heidrick & Struggles GlobalShare Program (the “Plan”) pursuant to the registration statement on Form S-8 filed by the Company on May 25, 2012 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”). This opinion is being furnished at the Company’s request in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus forming a part thereof, other than as to the issue of the Shares.

In connection with the foregoing, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (1) the Registration Statement; (2) the Amended and Restated Certificate of Incorporation of the Company; (3) the Amended and Restated Bylaws of the Company; (4) the Plan; (5) certain resolutions of the Board of Directors of the Company and (6) such documents, corporate records, certificates of public officials, and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion. As to questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and we have made such investigations of law as we have deemed necessary and relevant as a basis hereof. We have assumed the genuineness of all signatures, the authenticity of all documents, certificates and records submitted to us as originals, the conformity to original documents, certificates and records of all documents, certificates and records submitted to us as copies, and the truthfulness of all statements of fact contained therein.

Based upon the foregoing, we are of the opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor in the circumstances contemplated by the Plan and assuming in each case that the individual issuances, grants or awards under the Plan are duly authorized by all necessary corporate action of the Company and duly issued, granted or awarded and exercised and paid for, for consideration at least equal to the par value thereof

LONDON • NEW YORK • LOS ANGELES • SAN FRANCISCO • WASHINGTON, D.C. • PHILADELPHIA • PITTSBURGH • OAKLAND

PRINCETON • FALLS CHURCH • WILMINGTON • NEWARK • MIDLANDS, U.K. • CENTURY CITY • RICHMOND • LEESBURG

r e e d s m i t h . c o m

May 25, 2012 Page 2

and otherwise in accordance with the requirements of law and the Plan (and the agreements and awards duly adopted thereunder and in accordance therewith), the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company and the Shares will be validly issued, fully paid and non-assessable.

We do not express or purport to express any opinions with respect to laws other than the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such law.

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Reed Smith LLP

REED SMITH LLP

a Limited Liability Partnership